                                                                      EXHIBIT 21

                        SUBSIDIARIES OF OLIN CORPORATION
                           (as of December 31, 1995)

                                          JURISDICTION     PERCENTAGE OF DIRECT/
                                         --------------  --------------------------
                                             WHERE         INDIRECT OWNERSHIP BY
                                         --------------  --------------------------
SUBSIDIARY                                 ORGANIZED     OLIN OF VOTING SECURITIES
----------                               --------------  --------------------------
A.J. Oster Caribe, Inc.                  Delaware                   100%
A.J. Oster Company                       Rhode Island               100%
A.J. Oster Foils, Inc.                   Delaware                   100%
A.J. Oster West, Inc.                    Rhode Island               100%
Bridgeport Brass Corporation/1/          Indiana                    100%
Bryan Metals, Inc./2/                    Ohio                       100%
Etoxyl, C.A.                             Venezuela                  100%
General Defense Corporation/3/           Pennsylvania               100%
Hydrochim, S.A.                          France                     100%
N.V. Olin Hunt Specialty Products        Belgium                    100%
N.V. Olin Hunt Trading                   Belgium                    100%
OCG Microelectronic Materials, Inc.      Delaware                   100%
OCG Microelectronic Materials Limited    United Kingdom             100%
Olin Aerospace Company                   Washington                 100%
Olin Australia Limited                   Australia                  100%
Olin Brasil Ltda.                        Brazil                     100%
Olin Canada Inc.                         Canada                     100%
Olin Chemicals B.V.                      Netherlands                100%
Olin Corporation N.Z. Limited            New Zealand                100%
Olin Electronic Chemicals, Inc.          Pennsylvania               100%
Olin Engineered Systems, Inc.            Delaware                   100%
Olin Export Trading Corporation          Virgin Islands             100%
Olin Financial Services, Inc.            Delaware                   100%
Olin GmbH                                Germany                    100%
Olin Hunt Specialty Products, Inc.       Delaware                   100%
Olin Hunt Sub. I Corp.                   Delaware                   100%
Olin Industrial (Hong Kong) Limited      Hong Kong                  100%
Olin Japan, Inc.                         Japan                      100%
Olin Microelectronic Materials N.V./4/   Belgium                    100%
Olin Microelectronic Materials S.A./5/   France                     100%
Olin Pte. Ltd.                           Singapore                  100%
Olin S.A.                                France                     100%
Olin S.r.l./6/                           Italy                      100%
Olin (U.K.) Limited                      United Kingdom             100%
Physics International Company            California                 100%
Superior Pool Products, Inc.             Delaware                   100%
U.S. Ordnance Company/7/                 Delaware                   100%

          There are omitted from the foregoing list the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
________
1. d/b/a "Olin Brass, Indianapolis" and "Olin Brass, Indianapolis Facility" in States of CA, IL, IN, NJ, NC, OH, PA, RI and TX.
2. d/b/a "Bryan Metals of Ohio" in NJ.
3. d/b/a "Olin Ordnance" in States of FL and PA.
4. Name changed 2/12/96 from OCG Microelectronic Materials N.V.
5. Name changed 2/15/96 from OCG Micro Electronic Materials S.A.
6. Name changed 12/29/95 from OCG Microelectronic Materials S.r.l.
7. d/b/a "Olin Ordnance" in Los Angeles County, CA.